Exhibit 99.1

CONTACTS:

CORPORATE COMMUNICATIONS		INVESTOR RELATIONS

Sherrie Gutierrez		Laura Guerrant
Aviza Technology, Inc.		Guerrant Associates
Corporate Marketing Manager		Principal
Phone:	+1 (831) 439-6382	Phone:	+1 (808) 882-1467
Fax:	+1 (831) 439-6223	Fax:	+1 (808) 882-1267
sherrie.gutierrez@avizatechnology.com		lguerrant@guerrantir.com

FOR IMMEDIATE RELEASE

AVIZA TECHNOLOGY ANNOUNCES FISCAL YEAR 2006

FIRST QUARTER FINANCIAL RESULTS

SCOTTS VALLEY, Calif., Feb. 14, 2006—Aviza Technology, Inc. (NASDAQ: AVZA), a supplier of advanced semiconductor equipment and process technologies for the global semiconductor, compound semiconductor, nanotechnology and other related markets, today reported results for the first quarter of fiscal 2006, which ended December 30, 2005.

The company reported that results of operations for the entirety of fiscal 2006 will reflect the effects of purchase accounting as it pertains to Aviza’s recently completed merger transaction with Trikon Technologies, Inc.  As a result of the merger transaction, Aviza will not recognize revenue on shipments of equipment by Trikon prior to the completion of the merger transaction (whether or not Trikon recorded revenue on those shipments), except for the fair market value of installations provided after the completion of the merger transaction.  The company also noted that results of operations for the first quarter of fiscal 2006 do not include, and Aviza’s results of operations for the remainder of fiscal 2006 will not include, revenue from new products that Aviza does not yet classify as “proven” technology in accordance with its revenue recognition policies. Additionally, Aviza’s first quarter of fiscal 2006 only includes revenue attributable to Trikon from the period from December 1, 2005, which is the date that Aviza completed its merger transaction with Trikon, through December 30, 2005.

Aviza’s net sales for the first quarter of fiscal 2006 were $29 million, 12% lower than $33 million in the fourth quarter of fiscal 2005 and 54% lower than the $63 million in the first quarter of fiscal 2005.  The decrease in net sales in the first quarter of fiscal 2006 as compared to the first quarter of fiscal 2005 was primarily due to the change in the status of Aviza’s RVP-300 and ALD products from “new” technology to “proven” technology. During the first quarter of fiscal 2005, Aviza recognized $29 million of revenue in the first quarter of fiscal 2005 on products that Aviza shipped in prior quarters as “new” technology.

Aviza’s net loss for the first quarter of fiscal 2006 was $4.6 million, or $1.25 per diluted share, compared to a net loss for the fourth quarter of fiscal 2005 of $4.4 million, or $9.37 per diluted share, and a net loss of $2.0 million, or $7.92 per diluted share, for the first quarter of fiscal 2005.  Weighted shares on a quarterly basis used in the per share calculations are based on 3.7 million shares in December 2005, 475,000 shares in September 2005 and 249,600 shares in December 2004, respectively.  Aviza currently has 10.3 million shares outstanding, which includes all of the shares that Aviza issued in connection with its merger transaction with Trikon.

Aviza’s results of operations for the first fiscal quarter of 2006 include stock-based compensation expense of approximately $107,000, or $0.03 per diluted share, as a result of Aviza’s adoption of SFAS 123(R) in the first quarter of fiscal 2006.  Aviza believes that stock-based compensation expense for each of the next three quarters of fiscal 2006 will be in the range of $400,000 to $500,000 each quarter, depending upon the timing, number and size of new stock option grants and cancellations as well as the variable factors contained within the Black-Scholes model.

“As we move forward into our first year as a public company, our focus remains on improving our financial performance and we are confident that we will continue to execute on our corporate objectives and initiatives to achieve this goal,” said Jerry Cutini, President and CEO of Aviza Technology, Inc.  “Aviza’s management team devoted a significant amount of time and energy in the past quarter to the closing of our merger transaction with Trikon.  During that time, we continued to execute on business objectives and support our customers worldwide.”

To Access the Live Webcast

To listen to the live webcast today at 5:00 p.m., Eastern Standard Time, log on to the Aviza website at www.avizatechnology.com.  To access the live conference call today at 5:00 p.m., Eastern Standard Time, dial 617-614-4925 or 800-322-2803 and enter the confirmation code 70436195.

To Access a Replay of the Webcast

A digital replay will be available on Aviza’s website at www.avizatechnology.com under “calendar of events” in the “investors” section of the website two hours after the conclusion of the conference call.

A telephone replay will also be available two hours after the conclusion of the conference call from February 14 to February 16, 2006. You may access the telephone replay by dialing 617-801-6888 or 888-286-8010 and entering confirmation code 80910865.

Safe Harbor Statement

This press release contains forward-looking statements.  These forward-looking statements are based on our management’s current expectations and beliefs and involve numerous risks and uncertainties that could cause actual results to differ materially from expectations.  You should not rely upon these forward-looking statements as predictions of future events because we cannot assure you that the events or circumstances reflected in these statements will be achieved or will occur.  These forward-looking statement include, but are not limited to, the statements made by Jerry Cutini and all statements containing the words “believes,” “expects,” “may,” “will,” “should,” “seeks,” “intends,” “plans,” “estimates” or “anticipates” or the negative of these words and phrases or other variations of these words and phrases or comparable terminology.  Many factors could cause our actual results to differ materially from those projected in these forward-looking statements, including, but not limited to: whether we will be able to integrate Trikon’s business successfully and achieve anticipated synergies; variability of our revenues and financial performance; risks associated with product development and technological changes; the acceptance of our products in the marketplace by existing and potential future customers; disruption of operations or increases in expenses caused by civil or political unrest or other catastrophic events; general economic conditions and conditions in the semiconductor industry in particular; the continued employment of our key personnel and risks associated with competition.  Some of these factors and other important factors are detailed in our various Securities and Exchange Commission filings, particularly our Annual Report on Form 10-K for the fiscal year ended September 30, 2005 and our Quarterly Report on Form 10-Q for the fiscal quarter ended December 30, 2005, copies of which are available from us without charge.  Please review these filings and do not place undue reliance on these forward-looking statements.  We assume no obligation to update these forward-looking statements.

About Aviza Technology, Inc.

Aviza Technology, Inc. is a supplier of advanced semiconductor equipment and process technologies for the global semiconductor, compound semiconductor, nanotechnology and other related markets.  Aviza offers both front-end-of-line (FEOL) and back-end-of-line (BEOL) process applications including products for atomic layer deposition (ALD), diffusion and low pressure chemical vapor deposition (LPCVD) furnaces, atmospheric pressure CVD (APCVD), CVD, etch and physical vapor deposition (PVD).  The company is publicly traded on the NASDAQ National Market (NASDAQ: AVZA).  Aviza is headquartered in Scotts Valley, Calif., with manufacturing, R&D, sales and customer support facilities located in the UK, Germany, France, Italy, Taiwan, China, Japan, Korea, Singapore and Malaysia.  Additional information about the company can be found at http://www.avizatechnology.com.

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AVIZA TECHNOLOGY, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

(unaudited)

	December 30,	September 30,
	2005	2005

ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$10,335	$7,437
Accounts receivable, net	29,625	23,630
Inventory	37,846	24,253
Prepaid expenses and other current assets	8,340	11,632

Total current assets	86,146	66,952

Property and equipment - net	22,713	19,569

Intangible and other assets	5,711	4,388

TOTAL	$114,570	$90,909

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)

CURRENT LIABILITIES:
Bank borrowing - short term	$27,184	$30,724
Accounts payable	22,302	19,397
Warranty liability	13,774	13,599
Accrued liabilities	12,708	8,814

Total current liabilities	75,968	72,534

Mandatorily redeemable preferred stock, Series B and B-1	11,000	11,000

NOTE PAYABLE - Long term	6,402	6,463

Total liabilities	93,370	89,997

COMMITMENTS AND CONTINGENCIES

Preferred stock, Series A	—	32,650

STOCKHOLDERS’ EQUITY (DEFICIT)

Common stock	61,598	4,041
Accumulated deficit and accumulated other comprehensive loss	(40,398)	(35,779)

Total stockholders’ equity (deficit)	21,200	(31,738)

TOTAL	$114,570	$90,909

AVIZA TECHNOLOGY, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except share and per share amounts)

(unaudited)

	Quarter Ended
	December 30,	December 24,
	2005	2004

NET SALES	$28,943	$62,519

COST OF GOODS SOLD	21,808	55,804

GROSS PROFIT	7,135	6,715

OPERATING EXPENSES:
Research and development costs	4,643	4,251
Selling, general and administrative costs	5,115	3,469
In-process research and development	393	—

Total operating expenses	10,151	7,720

LOSS FROM OPERATIONS	(3,016)	(1,005)

OTHER INCOME (EXPENSE):
Interest income	40	5
Interest expense	(1,386)	(840)
Other income (expense) - net	(147)	2

Total other income (expense)	(1,493)	(833)

LOSS BEFORE INCOME TAXES	(4,509)	(1,838)

INCOME TAXES	122	140

NET LOSS	$(4,631)	$(1,978)

Loss per share:
Basic and diluted	$(1.25)	$(7.92)

Weighted average common shares:
Basic and diluted	3,717,898	249,637